Exhibit 10.1

Execution Copy

AMENDED AND RESTATED REVOLVING LINE OF CREDIT AGREEMENT

This Amended and Restated Revolving Line of Credit Agreement (this “Agreement”), dated as of February 28, 2011, is made by and between ENER1, INC., a Florida corporation (the “Lender”), and THINK HOLDINGS AS, a Norwegian limited liability company with the business register no 992 714 344, and registered address Rolfsbuktveien 4 F, N-1364 Fornebu (“Think Holdings”), THINK GLOBAL AS, a Norwegian limited liability company with the business register no 989 710 796, and registered address Rolfsbuktveien 4 F, N-1364 Fornebu (“Think Global”), and THINK NORTH AMERICA, INC., a Delaware corporation (“Think N.A.”).  Think Holdings, Think Global and Think N.A. are sometimes each referred to herein as a “Borrower”, and collectively as the “Borrowers”.

WHEREAS, the Lender and Think Holdings entered into a Line of Credit Agreement, dated November 18, 2010 (the “Existing Agreement”), pursuant to which the Lender lent $5,000,000 to the Borrowers;

WHEREAS, each Borrower desires to borrow additional funds from the Lender from time to time, and has requested that the Lender increase the aggregate credit limit under the Existing Agreement from $5,000,000 to $15,000,000; and

WHEREAS, the Lender has agreed to increase the credit limit under the Existing Agreement to $15,000,000, of which the Borrowers have borrowed $7,800,000.

In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Existing Agreement is hereby amended and restated in its entirety as follows:

1.           LINE OF CREDIT.  The Lender hereby agrees to establish a line of credit (the “Credit Line”) for the Borrowers in the aggregate principal amount of Fifteen Million U.S. Dollars (US$15,000,000) (the “Credit Limit”), subject to adjustment as set forth in Section 5(ii).

2.           CREDIT LINE DOCUMENTATION. All sums advanced pursuant to the Credit Line (each, an “Advance”) shall be documented by a promissory note in the form attached hereto as Exhibit A and the Lender shall note such amount on Schedule I to this Agreement.  The Lender shall forward a copy of Schedule 1 to the Borrowers each time the Lender makes amendments to Schedule 1, provided that the failure to do so shall not affect the Borrowers’ obligations to repay all amounts borrowed hereunder and interest thereon.

3.           ADVANCES. A Borrower may request an Advance at any time during the Draw Period (defined below) in minimum increments of US$100,000 (or the remaining balance of the Credit Line, if less); provided, however, in no event shall such Borrower be entitled to receive Advances (i) unless approved in writing by both the Lender’s Chief Executive Officer and Chief Financial Officer, and (ii) that, in the aggregate, when added to the amount of all previous Advances to all of the Borrowers then outstanding, exceed the Credit Limit.  Each Borrower shall make requests for Advances by delivering to the Lender a written notice specifying the amount of the requested Advance (a “Draw Notice”).  On or before the fifth Business Day following the receipt by the Lender of a Draw Notice, the Lender shall, if approved by both the Lender’s Chief Executive Officer and Chief Financial Officer, issue instructions for the delivery, by wire transfer to an account specified by such Borrower in such Draw Notice, of the amount of the Advance set forth in such notice.  The Lender may refuse to make a requested Advance if (a) such Advance would exceed the Credit Limit as described above, (b) an Event of Default has occurred and is continuing, or (c) such Advance is not approved by either the Lender’s Chief Executive Officer or Chief Financial Officer.  The Borrowers may not submit a Draw Notice to the Lender more than once during any period of 14 consecutive calendar days.

4.           INTEREST. All funds advanced pursuant to this Agreement shall bear simple interest from the date on which each Advance is made until it is paid in full at a rate of 12% per year, such year to consist, for the purpose of calculating such interest, of 360 days.  Upon an Event of Default (defined below) hereunder, the rate of interest shall be increased to the lesser of 18% per annum or the highest rate permitted by applicable law.

5.           REPAYMENT.

(i)           General.  Subject to the prepayment requirements under Section 5(ii), the Borrowers shall repay to the Lender the entire outstanding principal of and all unpaid interest accrued on the Credit Line on or before March 31, 2011 (the “Repayment Date”) or, if any such date is not a Business Day, on the next succeeding Business Day. All payments received hereunder shall be applied first to any costs or expenses incurred by the Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.  The Borrowers may prepay its indebtedness hereunder at any time without penalty, in which case the Lender shall record the amount of each such prepayment by appropriately annotating Schedule I to this Agreement.  The Lender shall forward a copy of Schedule 1 to the Borrowers after each such annotation.

(ii)           Mandatory Repayment; Credit Limit Adjustment.  Pursuant to the Security Agreements (as defined below), among the assets collateralizing this Credit Line are Think City A-306 electric vehicles (excluding batteries), described further in the Security Agreements, and having a value of US$23,500 per unit (each vehicle, a “Unit”).  Within five Business Days of the sale of tranches of twenty-five (25) Units, the Borrowers shall prepay their indebtedness hereunder in an amount equal to the lesser of (x) the product of the number of Units so sold and US$23,500 and (y) the total amount of indebtedness hereunder outstanding at such time.  The Credit Limit shall also be reduced by an amount equal to the product of the number of Units so sold and US$23,500, and such reduction shall go into effect automatically and immediately upon such sale.

6.           USE OF FUNDS. The Borrowers will use the funds they receive pursuant to each Advance exclusively to fund expenses (including capital expenditures) incurred in connection with their operations.

7.           OTHER OBLIGATIONS OF THE BORROWERS. Each Borrower shall be obligated to the Lender as follows until such Borrower has performed all of its obligations to the Lender under this Agreement:

(i)           To provide the Lender with a written notification of any Event of Default immediately upon learning of it;

(ii)          To not incur any bank or similar debt financing without the Lender’s prior consent;

(iii)         To not create, incur, assume or suffer to exist any lien on any of its assets, whether now owned or hereafter acquired, except a security interest in favor of the Lender and except purchase money liens and liens granted to equipment lessors and lenders in connection with equipment leases and financing; and

(iv)         To timely inform the Lender of any circumstances that may cause any substantial increase in the obligations of such Borrower.

8.           SECURITY AGREEMENTS.  The Borrowers’ obligations under this Agreement, including, without limitation, their obligation to timely repay the amounts borrowed heunder and interest thereon, are jointly and severally secured by all of the assets and properties of each Borrower and their direct and indirect subsidiaries pursuant to the terms of:

 (i) an amended and restated security agreement of even date herewith governed under the laws of the State of New York;

 (ii) a security agreement of the event date herewith governed under the laws of Norway relating to (a) Accounts Receivables Claims, (b) Bank Accounts Claims, (c) Inventory, (d) Machinery and Equipment, (e) Intercompany Loans and (f) Real Property (all terms as defined therein); and

 (iii) a share pledge agreement over the shares in Think Global AS of the even date herewith and governed under the laws of Norway.

 Each of the above agreements is sometimes referred to herein as a “Security Agreement”, and collectively as the “Security Agreements”.

 If there is any conflict between the Security Agreements regarding the obligations of the Norwegian Borrowers, the provisions of the Security Agreements set out in (ii) and (iii) above shall prevail.

 The Lender acknowledges and agrees to share all or a portion of the collateral subject to the Security Agreements with future lenders if the terms and conditions of the financing to be provided by such future lenders are reasonably satisfactory to the Lender.

9.           REPRESENTATIONS AND WARRANTIES.  In order to induce the Lender to enter into this Agreement and to make Advances on the terms specified herein, each Borrower jointly and severally represents and warrants to the Lender as follows:

(i)           Such Borrower is duly organized, validly existing, and in good standing under the laws of its formation, and has all requisite power and authority to carry on its business as now or proposed to be conducted.

(ii)          Such Borrower has the authority and power to execute and deliver this Agreement and to perform any condition or obligation imposed under the terms hereof or thereof.  All necessary company action on the part of such Borrower to authorize the execution, delivery and performance of this Agreement has been taken and received.  No consent of any third party is required to the execution, delivery and performance by such Borrower of its obligations under this Agreement.

(iii)         The execution, delivery and performance of this Agreement by such Borrower will not violate any provision of any applicable law, regulation, order, judgment, decree, charter document, indenture, contract, agreement, or other undertaking to which such Borrower is a party, or which is binding on such Borrower or its assets, and will not result in the creation or imposition of a lien on any of its assets.

10.           EVENTS OF DEFAULT.  The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(i)           Voluntary Bankruptcy or Insolvency Proceedings.  Any Borrower shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator, or custodian of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts generally as they mature, (c) make a general assignment for the benefit of any of its creditors, (d) be dissolved or liquidated in full or in part, (e) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (f) take any action for the purpose of effecting any of the foregoing.

(ii)           Involuntary Bankruptcy or Insolvency Proceedings. Any Borrower seeks the appointment of a receiver, trustee, liquidator or custodian of such Borrower or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to such Borrower or the debts thereof under any bankruptcy, insolvency, or other similar law or hereafter in effect shall be commenced.

(iii)          Failure to Pay Loan Amount when Due.  Any Borrower fails to pay the entire principal amount borrowed under the Credit Line and accrued interest thereon on the Repayment Date.

(iv)          Breach of Representations and Warranties.  Any representation, warranty or statement made or deemed to be made by a Borrower in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant to or in connection herewith proves to have been incorrect or misleading in any material respect when made or deemed made and such defect may be, in the reasonable opinion of the Lender, prejudicial to the interests of the Lender.

(v)           Cross Defaults.  Any Borrower or any of its subsidiaries or affiliates fails to pay when due any bank indebtedness exceeding US$10,000.

(vi)          Breach of Agreement.  Any Borrower fails to perform or breaches any other provision of this Agreement, and such failure to perform or other breach remains uncured ten days after the Lender sends notice to such Borrower.

(vii)         Financial Contract Act section 52 (1) and (2). Any of the circumstances as described in the Norwegian Financial Contracts Act (1999/46) section 52 (1) and (2) occurs.

 If an Event of Default occurs, the Lender may demand immediate repayment of all amounts due under this Agreement, in addition to any other remedies at law or equity.

11.          CERTAIN DEFINITIONS. For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or other day on which the New York Stock Exchange or commercial banks in the city of New York or Oslo are permitted or required by law to close; and “Draw Period” means the period beginning on the date of this Agreement and ending at 5:00 p.m., Eastern Time, on March 15, 2011.

12.          SEVERABILITY.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

13.          INJUNCTIVE RELIEF.  Each Borrower acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the Lender shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

14.          GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of Norway applicable to contracts made and to be performed entirely within Norway. Each party hereby irrevocably submits to the exclusive jurisdiction of the Asker and Bærum District Court for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

15.          NOTICES.  Any notice, demand or request required or permitted hereunder shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

(a)           If to any Borrower:
[Name of Borrower]
c/o Think Holdings AS
Rolfsbuktveien 4F, NO-1364 Fornebu, Norway
Attn: Chief Executive Officer
Tel: + 47 800 61 000
Fax: + 47 21 61 02 01

(b)	If to the Lender:

Ener1, Inc.
1540 Broadway, Suite 25C
New York, NY 10036
Attn: Charles Gassenheimer
Tel: 212-920-3500
Fax: 212-920-3510

or as shall be designated by such party in writing to the other parties hereto in accordance with this Section 15.

16.           ATTORNEYS’ FEES.  In the event of a dispute between the parties, the prevailing party shall be entitled to all reasonable attorneys’ fees and costs incurred in connection with any trial, arbitration, or other proceeding as well as all other relief granted in any suit or other proceeding.

17.           ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, superseding all prior agreements or understandings, whether written or oral, between the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by each of the parties hereto.

18.           REMEDIES AND WAIVERS.  No failure by the Lender to exercise, and no delay in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

19.           U.S. DOLLAR DENOMINATED.  Except where specifically provided otherwise, all transactions herein shall be in U.S. Dollars.

20.           COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by e-mail or facsimile transmission.

21.           SUCCESSORS AND ASSIGNS.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Lender may transfer all or part of its rights and obligations hereunder without any prior notice to the Borrowers. Upon such transfer, the rights and obligations of the Lender hereunder so transferred shall be assigned automatically to the transferee thereof, such transferee shall thereupon be deemed to be a party to this Agreement as though an original signatory hereto, and the Lender (as transferor) shall be released of all liability or obligation in connection with this Agreement arising after such assignment.  The Lender shall provide the Borrowers with written notice of any such transfer and the name and address of such transferee promptly upon such assignment.

22.           USURY.  This Credit Line is subject to the express condition that at no time shall any Borrower be obligated or required to pay interest hereunder at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which such Borrower is permitted by applicable law to contract or agree to pay.  If by the terms of this Credit Line, a Borrower is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Credit Line shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Credit Line.

23.           HEADINGS.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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 IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Line of Credit Agreement as of the day and year first above written.

ENER1, INC.		THINK HOLDINGS AS

By:	Charles Gassenheimer	By:	/s/ Barry L. Engle
	Charles Gassenheimer		Barry L. Engle
	Chief Executive Officer		Chief Executive Officer

THINK GLOBAL AS

		By:	/s/ Barry L. Engle
Barry L. Engle
Chief Executive Officer

THINK NORTH AMERICA, INC.

		By:	/s/ Barry L. Engle
Barry L. Engle
Chief Executive Officer

THINK HOLDINGS AS REVOLVING LINE OF CREDIT AGREEMENT

SCHEDULE I

In accordance with Section 2 of the Amended and Restated Revolving Line of Credit Agreement, dated as of February 28, 2011 (the “Credit Agreement”), between ENER1, INC., a Florida corporation, as lender, and THINK HOLDINGS AS, a Norwegian limited liability company, THINK GLOBAL AS, a Norwegian limited liability company, and THINK NORTH AMERICA, INC., a Delaware corporation, each as a borrower, this Schedule I documents the sums advanced to the Borrowers by the Lender under the Credit Agreement as of February 5, 2011:

Borrower	Date of Loan	Advance Amount

Think Holdings, AS	11/17/10	US$	2,000,000

Think Holdings, AS	11/17/10	US$	3,000,000

Think Holdings, AS	1/18/11	US$	1,500,000

Think Holdings, AS	1/26/11	US$	1,300,000

	TOTAL	US$	7,800,000

EXHIBIT A

PROMISSORY NOTE

We the undersigned

(i)	THINK HOLDING AS, enterprise no. NO 992 714 344, Rolfsbuktveien 4F, 1364 Fornebu, Norway;

(ii)	THINK GLOBAL AS, enterprise no. NO 989 710 796, Rolfsbuktveien 4F, 1364 Fornebu, Norway;

(iii)	THINK NORTH AMERICA, INC., a Delaware corporation, 22226 Garrison, Dearborn, Michigan 48124, U.S.A;

(the “Borrowers”) hereby acknowledge to be indebted joint and several to

ENER1, INC., a Florida corporation,1540 Broadway, Suite 25C, New York, NY 10036 and/or its assignees (“ENER1”); or order in the principal amount of USD 7,800,000 (the ”Debt”).

Interest to accrue on the Debt at the rate prevailing from time to time. The principles and methods for calculation of interest, commission etc. may be amended if such an amendment forms part of a general adjustment of the method of calculation used on the type of credit in question.

Early repayment or redemption of the Debt may be effected by the Borrowers on the last banking day in each interest period in an amount corresponding to the outstanding Debt at the relevant time with the addition of accrued unpaid interest and any applicable charges.

In the event of any material breach of any agreed conditions, including cessation of payments by the Borrowers, application for debt negotiations or composition with creditors, bankruptcy, attachment or other enforcement proceedings or the withdrawal of any security or significant reductions in its value, the Debt shall become immediately due and payable.  In the event of late payment of instalments and/or interest, the current rates of reminder charges stated in the Debt Collection Act and the Act on Interest on Overdue Payments will apply.

If interest and/or instalments are not paid by their due date, the entire Debt shall, upon the ENER1’s notice, immediately fall due together with interest and commissions accrued, fees and expenses.  In the event of default, reminder charges and interest on late payment will be calculated in accordance with the  rates stated in the Debt Collection Act and the Act on Interest on Overdue Payments in force from time to time.

Recovery of the debt including interest and non-legal recovery costs without legal action is accepted in accordance with Section 7-2 (a) of the Norwegian Enforcement Act.

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THINK HOLDINGS AS		THINK GLOBAL AS

By:		By:
	Barry L. Engle		Barry L. Engle
	Chief Executive Officer		Chief Executive Officer

THINK NORTH AMERICA, INC.

By:
Barry L. Engle
Chief Executive Officer

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We confirm that the Barry L. Engle, who has signed on behalf of Think Holdings AS, Think Global AS, Think North America, INC is more than 18 years of age and has signed or acknowledged his signature on this document in front of us. We are of legal age [No: Myndige] and resident in Norway.

Signature :	Signature :

Name (capital letters):	Name (capital letters):

Address :	Address :

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